Exhibit 10.9

STATE OF SOUTH CAROLINA	)
	)	FIRST AMENDMENT TO
COUNTY OF RICHLAND	)	LEASE AGREEMENT

          This First Amendment to Lease Agreement (the “First Amendment”) is entered into to be effective as of the 25 day of March, 2009, between FONTAINE BUSINESS PARK, LLC, as attorney-in-fact for certain entities listed in Exhibit A (collectively, “Landlord”) and Biotel, INC. a Minnesota corporation, hereinafter called “Tenant.”

          WHEREAS, AP SOUTHEAST PORTFOLIO PARNTERS, L.P. (predecessor in interest to Landlord) and Biotel, INC. (“Tenant”) entered into that certain Lease Agreement dated October 1, 2005, (the “Lease”) for the lease of approximately 2,903 square feet of rentable space in the Fontaine Business Center Fontaine II, located at 400 Arbor Lake Drive in the City of Columbia, Richland County, South Carolina (the “Premises”);

          WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to (i) modify the Term to (ii) modify the Base Rent and (iii) to provide for certain other matters more particularly set forth below.

          NOW, THEREFORE, for and in consideration of the mutual promises and provisions contained in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree as follows:

1.

Modification of Section 1. b. Section 1.b. of the Lease is hereby deleted in its entirety and replaced with: “1.b.. Term: The term of this lease shall be for a period of twenty four (24) months beginning on May 1, 2009, the ‘Commencement Date’, through April 30, 2011, the ‘Termination Date’.”

2.

Modification of Section 1. e. Section 1.e. of the Lease is hereby deleted in its entirety and replaced with: “1.e.. Base Rent: Tenant shall pay base rental for the Premises leased in the amount of $87,090.00 payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

Months	Rate Per RSF	Monthly Amount	Cumulative Amount
5/1/2009-4/30/2010	$14.75	$3,568.27	$42,819.25
5/1/2010-4/30/2011	$15.25	$3,689.23	$44,270.75

All payments are due in advance on the first (1st) day of each month without prior offset or deduction to Landlord at Landlord’s address specified in Section 39 hereof entitled “NOTICES” or at such other place as Landlord may direct. In the event any Tenant check tendered to Landlord in payment of its obligations hereunder is returned by Tenant’s bank or insufficient funds, any and all charges incurred by Landlord as a result shall be billed to Tenant by Landlord as additional rent hereunder.”

3.	Modification of Section 1. f. Section l.f. of the Lease is hereby deleted in its entirety and replaced with: “1.f. Rent Payment Address:

Fontaine Business Park, LLC
c/o CB Richard Ellis – Columbia

P.O. Box 1837
Columbia, SC 29202
Attention: Property Management Accounting

          4.       Modification of Section 1.n. Section l.n. of the Lease is hereby deleted in its entirety and replaced with the following:-

          “1.n. NOTICES: All notices provided for herein shall be in writing and shall be deemed to have been given when deposited in the United States mails, postage fully prepaid, and directed to the parties hereto at their respective addresses given below:

Landlord:	Fontaine Business Park, LLC
C/o U.S. Commercial, LLC
111 Corporate Drive, Suite 120
Ladera Ranch, CA 92694
Attn: Paula Mathews

with copy to:	Fontaine Business Park, LLC
c/o CB Richard Ellis - Columbia
P.O. Box 1837
Columbia, SC 29202
Attention: Sandra Johnson

Tenant:	Braemar, Inc.
400 Arbor Lake Drive, Suite B 450
Columbia, SC 29223
Attn: Jeffrey C. Glover

with copy to:	Biotel, Inc.
1285 Corporate Center Dr. Suite 150
Eagan, MN 55121
Attention: Steve Springrose

5.	Defined Terms. All capitalized terms not otherwise specifically defined herein have the same meaning ascribed to them in the Lease.

6.

Improvements: Landlord agrees to make the following improvements at Landlord’s expense: Add two (2) additional light switches to entry door, replace thermostat, clean and recoat VCT, clean carpet, and install deadbolt locks to front and back doors.

[signatures appear on following page(s)]

SIGNATURE PAGE FOR
FIRST AMENDMENT TO LEASE AGREEMENT

          IN WITNESS WHEREOF, Landlord and Tenant have executed the foregoing First Amendment the day and year first above written.

LANDLORD:

FONTAINE BUSINESS PARK, LLC,

By: U.S. Commercial, LLC,
a Delaware limited liability company,
its Manager

By:
Name:	H. MICHAEL SCHWARTZ
Title:	PRESIDENT

TENANT:

Biotel, INC.
By:

Name:	Steve Springrose

Title:	President & CEO

EIN# 56-2053 708